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                                                                   EXHIBIT 10.14

[LOGO]  WELLS FARGO BANK, NATIONAL ASSOCIATION         FIRST AMENDMENT TO
                                                       CREDIT AGREEMENT
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     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 31, 2000 by and between DATALINK CORPORATION, a MINNESOTA CORPORATION ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor in interest to NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION. ("Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 30, 2000 as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 7.2a is hereby deleted in its entirety, and the following substituted therefor:
     (a) Tangible Net Worth plus Subordinated Debt. Maintain a minimum Tangible Net Worth plus Subordinated Debt of not less than $15,000,000.00, as of its fiscal quarter ending March 31, 2001, and, for each fiscal quarter end thereafter, amount equal to $15,000,000.00 plus 75% of its cumulative net earnings for each preceding fiscal quarter, starting with the fiscal quarter ending as of March 31, 2001.

     2. Section 7.2c is hereby deleted in its entirety, and the following substituted therefor:
     (c) Net Working Capital. Maintain Net Working Capital of not less than $10,000,000.00 as of the end of each fiscal quarter.

     3. Section 7.3c is hereby deleted in its entirety, and the following substituted therefor:
     (c) Capital Expenditures. Refrain from making, or committing to make, capital expenditures (including the total amount of any capital leases) in an aggregate amount exceeding $8,000,000.00 in any single fiscal year.

     4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.


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     5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                          WELLS FARGO BANK,

DATALINK CORPORATION                      NATIONAL ASSOCIATION

By:                                       By:
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    Daniel J. Kinsella, CFO                   Jason Paulnock, Vice President


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